EXHIBIT 99.1

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director Patricia Shepard

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager Jafar Azmayesh

Robert Schwartz Cooper Creek Partners Management LLC - Founder, CEO, Managing Member and Portfolio Manager Ryan Hamilton

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Third Quarter 2019 Sturm, Ruger Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions) I would now like to hand the conference over to your speaker today, Mr. Christopher Killoy, President and Chief Executive Officer. Please go ahead, sir.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning and welcome to the Sturm, Ruger & Company Third Quarter 2019 Conference Call. I would like to ask Patricia Shepard, our Associate General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the third quarter financial results, and then I will discuss the state of the market and update you on our operations. And then we'll get to your questions. Pat, let's get started.

Patricia Shepard

Thanks, Chris.

We just want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2018, and Form 10-Q for the fiscal quarter ended September 28, 2019. Copies of these documents may be obtained by contacting the company or the SEC or on the company's website at www.ruger.com/corporate or the SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2018, and our Form 10-Q for the quarter ended September 28, 2019, which are also posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Pat. Now Tom will provide a financial summary of the third quarter. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris.

For the third quarter of 2019, net sales were $95 million and diluted earnings were $0.27 per share. For the comparable prior year period, net sales were $114.9 million and diluted earnings were $0.52 per share. For the first 9 months of 2019, net sales were at $305.4 million and diluted earnings were $1.37 per share. For the corresponding period in 2018, net sales were at $374.5 million and diluted earnings were $2.19 per share. The reduced profitability in the third quarter and first 9 months of 2019 was due primarily to the decrease in our sales and production, which resulted in unfavorable deleveraging of fixed costs such as depreciation, maintenance, indirect labor and engineering.

The balance sheet. At September 28, 2019, our cash and short-term investments totaled $137.3 million. Our current ratio was 4.7:1, and we have no debt. At September 28, 2019, stockholders' equity totaled $277.6 million, which equates to a book value of $15.91 per share. Cash provided by operations during the first 9 months of 2019 was $8.9 million.

Cash returned to shareholders. In the first 9 months of 2019, the company returned $14 million to its shareholders through the payment of $12 million of dividends and the repurchase of 44,500 shares of common stock at an average price of $44.83 per share for a total of $2 million. Our Board of Directors declared an $0.11 per share quarterly dividend for shareholders of record as of November 15, 2019, payable on November 27, 2019. As a reminder, our quarterly dividend is approximately 40% of net income. And therefore, it varies quarter-to-quarter.

That's the financial update for the third quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom.

Demand. Demand has remained soft throughout this year. Once again, we elected to forgo opportunities to generate better short-term results with overly aggressive discounting and promotions and the extension of payment terms, which would hinder our long-term performance, value and brand. Instead, we took the fiscally prudent measure of reducing production for the third consecutive quarter to moderate inventory levels in our warehouses and in the distribution channel. The decrease in sales may be attributable to the following: more aggressive promotions, discounts, rebates and the extension of payment terms offered by our competitors; relatively fewer new product shipments compared to 2018, which benefited from the launch of 4 major products in December of 2017; the loss of a formally significant distributor that ultimately filed for bankruptcy protection in June 2019; and the market disruption caused by the liquidation of its inventory of Ruger products; decreased retailer short-term demand as the anticipation of further discounting continues to encourage cautious buying from the retailers.

We use adjusted NICS background checks as a proxy for consumer firearms demand. However, adjusted NICS is not a perfect metric, as it can be impacted by changes in state laws and regulations and many directives and interpretations issued by government agencies. For example, the use of state-issued permits to carry firearms in lieu of NICS background checks for certain transactions was significantly curtailed in 2019. This resulted in increases in third quarter adjusted NICS background checks for Alabama and Minnesota of 124% and 60%, respectively. Excluding Alabama and Minnesota, adjusted NICS increased only 7% in the third quarter compared to 10% as reported and decreased 2% for the 9 months ended September 28, 2019, compared to 1% as reported.

Also, adjusted NICS includes used gun sales, which can unduly impact its results for a particular period or comparison. Despite its limitations and anomalies, we believe adjusted NICS provides insight into the underlying demand for firearms at the consumer level.

New products. New product sales represented $71 million or 23% of firearm sales in the first 9 months of 2019. New product sales include only major new products that were introduced in the past 2 years, which include: the Wrangler revolver; the Pistol Caliber Carbine; the EC9s Pistol; the Security-9 pistol; and the Precision Rimfire Rifle.

As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculation. Product line extensions and distributor exclusives can fly under the radar, as they don't get as much attention and fanfare as our breakthrough new product platforms. Nevertheless, they provide great value and opportunity to both our immediate customers, the independent wholesale distributors, the retailers and the ultimate consumer. Notably, in the third quarter, we launched 43 new distributor exclusives and product line extensions, bringing the total for the first 9 months of 2019 to 120.

Production and inventory. We base our production and manage our inventory levels primarily through semimonthly reviews of sales, the estimated sales of our products from the independent distributors to retailers and our inventory and that of our independent distributors.

Our total unit production for the third quarter of 2019 was 4% below the second quarter of 2019. And due to production mix, our sales value of production was down 16%. As a result of our disciplined approach to production, the combined inventories in our warehouses and at our distributors decreased 8,600 units during the third quarter of 2019 despite the reduced demand. This allows further flexibility in our production and inventory management as we look forward to 2020.

In response to the reduced production in the third quarter, we were proactive in managing our workforce as we kept the hiring freeze in place and allowed attrition to reduce our workforce, reduced overtime and took 2 additional shutdown days in the third quarter on top of our normal scheduled shutdown week in July. We believe that this disciplined approach, which adversely impacted our quarterly financial results, will pay dividends in the long run.

Capital expenditures. Capital expenditures in the first 9 months of the year were $9.2 million. During the past few years, we have successfully moved significant amounts of equipment within and between our 3 manufacturing facilities, which has moderated our need for capital spending despite an aggressive schedule of new product development. Our engineering teams are actively engaged every day working on exciting new products, and I remain optimistic about our new product development activity and look forward to providing updates. Accordingly, we expect our total capital expenditures to approximate $15 million in 2019.

Cash and short-term investments. Our cash and short-term investments balance was $137 million at the end of September and is currently over $150 million, which is more than we need to support our normal operations. Our capital allocation philosophy has not changed. Our primary responsibility is the stewardship of our shareholders' assets and the creation of shareholder value. We are looking for opportunities to generate strong returns with our capital, and we are prepared to capitalize if the right one arises at the right price.

Our strategy is predicated on remaining financially strong, fiscally disciplined and focused on delivering long-term value to our shareholders. This strategy has resulted in a return of over $230 million to our shareholders in the past 5 years alone, during which time we achieved an average annual return on net operating assets of 46%. Accordingly, if we get to a point where we are not able to employ our capital, we will return cash to our shareholders.

NASGW, the National Association of Sporting Goods Wholesalers, held its 46th Annual Meeting in Orlando in October. The NASGW honored Ruger as the firearms manufacturer of the year for the 13th consecutive year. We also received the NASGW Caliber Award for the Best New Rifle, the Ruger Precision Rimfire Magnum. We were honored to be recognized by our customers, and we accepted these awards on behalf of the 1,600 hard-working Ruger employees that make our company run.

Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Ryan Hamilton with Morgan Dempsey.

Ryan Hamilton

I was wondering if you could maybe give us a little bit more color on the quarter's cadence. What did July look like relative to June and so on? Can you just walk through the quarter?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, July was very slow. And candidly, that's when we have our 1-week shutdown for maintenance in all the factories. And then throughout the quarter, we saw things pick up, which is somewhat typical given the fall hunting season. So the normal seasonality set in, and September was much better than July and somewhat better than August.

Ryan Hamilton

Excellent. Excellent. You touched a little bit on head count. What are your shifts looking like at the 3 plants?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, with the super cell concept, some of the cells are running as much as what we call 24/7, in the sense that they're working 6 or 7 different shifts to overlap into the weekend. Others are just working on first shift. So it really depends on the individual product line and the cells.

Ryan Hamilton

Okay. And you talked a little bit about attrition. Are your engineer teams staffed close to historic levels than we are comfortable with?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Primarily when I was talking about attrition, I was referring to our hourly workforce, direct labor force at the factories. Our engineering teams are fully engaged and very stable, candidly, and we do a lot more sharing of engineering resources now between the 3 factories.

Ryan Hamilton

Okay. Are you seeing any kind of shortages as far as people -- talent that you can't find?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No, I don't think that's the case. We're just trying to be cautious as we hire and just make sure we're smart as far as we move forward throughout the year. And we know the firearms industry has a lot of cyclicality in it. And so we try to manage through both the highs and the lows in a responsible fashion.

Ryan Hamilton

Absolutely. I've got one more, and then I'll jump in line. How about commodities? Are you seeing any notable changes or concerns in any of the materials you guys used?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Not really, nothing that's impacting production or costs. Some time ago, I commented on the steel tariffs that didn't affect us directly in that we use only domestic-produced steel, but the issue was the tightening of supply and increased costs from our domestic suppliers. That seems to have settled down.

Operator

Our next question comes from Brian Rafn with Morgan Dempsey.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Talk a little bit about -- you talked a little bit about the cadence. What is your sense of sell-through kind of pre-hunting for the rifle/long gun market, be it a bolt-action or MSR?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, in the -- certainly, in the bolt-action category, we saw some very solid sales with -- particularly with our American Centerfire Rifle. We are very pleased with the launch of both the standard .350 Bushmaster SKUs in the product line and then a variety of distributor exclusives that really helped, I think, move things along in that category. I know that cartridge seems to be gaining traction, particularly in the states that have the straight-wall cartridge laws. And so that certainly helped. And those niche cartridges, whether it's things like the .350 Bushmaster, the 6.5 Creemore, things like that, those are -- those really helped the -- that fall hunting market.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. As you look at 2019 going back into kind of the discounting, if you go back to kind of the fall of 2016 into 2017, you saw 30%, 35%, some cases 40% discounts kind of MSRP. If you looked at kind of the discounting, the extension of credit, the rebates, would you say 2019 is as deep as 2017, '18? Give me a sense of how this year was.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'm not 100% certain, Brian, as far as how the 2 periods compare. It's pretty significant discounting going on right now. We're seeing some very low pricing on some centerfire pistols. We still see low prices on ARs and the AR category. So there's some pretty significant discounting out there, and I think retailers are being smart as far as managing their inventories and, frankly, waiting for the deals because they know they're coming.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. The -- kind of the overhang on the Ellett Brothers. You've got any anecdotal information on what kind of their liquidation -- how that's overhung the market? And maybe what your sense, how that plays out through the end of the year or into 2020 on Ruger products?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the Ruger product is long gone from, obviously, the liquidation of the inventory. The challenge is that the liquidation price points remain longer than the product does. And so customers who saw those liquidating actions taking place by the bankruptcy trustees and then remember those prices, that negatively impacts us in the short term. I think we're largely through that. The biggest thing we miss when a distributor exits the business is, frankly, the extension of capital to the independent retailers. They're extending credit terms, and it might be as small as $10,000 credit line to a small independent, or it might be much more. But when that capital leaves the channel, that has an impact especially on a company like Ruger, where we have 100% of our sales go through 2-step distribution.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. I got you. I got you. How -- given that -- just let me overlay the situation with Bass Pro buying Cabela's, Gander Mountain rebranding as Gander Outdoor. Just on the retail side, how much disruption has been from the retailers and bankruptcies and so?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think it's been a while since one of the big retailers filed bankruptcy, which is a good thing. They're impacted to some degree when a distributor like United Sporting, which has included both Ellett Brothers and Jerry's, goes out because they have to find new source of supply. And so we work very closely, even though we don't sell to those big-box accounts direct. We have a very solid team that works hard to make sure we help them in that transition, to make sure we're up to speed on getting the products they need for their circulars and flyers and try to manage that transition as best we can.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. Now you guys talked about being down with Ellett and Jerry's, and then I think you mentioned that there are 3 more -- smaller distributors. Are there any gaps geographically for you guys? Or are you out looking for any other wholesale distributors that you may not have done business with in the past?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I wouldn't say there's any gaps geographically, although there are distributors that tend to focus a little more on their regional strengths. I -- what I worry about is the smaller independents maybe being neglected by our larger distributors as they look to snap up business at the bigger shops. So we do worry to make sure we're getting good coverage. Our sales force in the field is making sure that, as best they can, they're connecting retailers with alternate sources of supply. But again, that -- the lack of the extension of credit is something we have to keep our eye on.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. You guys -- you had a nice launch in product, you mentioned, in December of 2017, and it really help your '18 numbers in new product sales. Was that just a -- was that a function of something that was planned for the holiday and the SHOT Show into '18? Or was that just something that just kind of manifested itself naturally?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'd probably say more of the latter. We -- our ideal scenario is a steady cadence of new products throughout the year. The challenge is, invariably, new products are more likely to be late than they are early. So when that happens, you have some that you certainly want to make some of those deadlines, be it a end of year but more importantly something like the SHOT Show and kicking off the year when we're in front of retailers, to make sure we can let them know what's coming. So I would say that was kind of an anomaly.

We do have several more key new products that are teed up that I'm very excited about, that -- stand by, as we say. We've got some great things coming, and we've already had some great launches this year. And so we're very excited with the new models like the Pistol Caliber Carbine. The Wrangler, of course, has been probably the biggest hit, and that's a gun that we continue to chase production. That was the gun I was referring to when we talked about running around the clock just to try to keep up with demand for the Wrangler. And even though it's a low price point, it gets a lot of attention, gets the covers and gets a lot of attraction from the consumer.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Are you still running behind? Because we always talk about getting the production over time right, getting enough inventory on launch day and that. Are you still -- you still -- sounds like you're still seeing demand outstrip supply in the Wrangler.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We are, and we've -- we're still limiting our production to only the 3 original SKUs, the 3 different colors. We've got lots of headway there with distributor specials and then other product line extensions that may come down the road.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. Chris, you talked about 120, I think, year-to-date in dealers special packages. How does that rank over time if you go back for 9 months or whatever or maybe run rate for 2019 versus other years?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we tend to always do distributor specials. We never try to cut those off even in good times. But I would say when things slow down, we make good use of distributor exclusives and special launches because it can be very important to our customers to keep them excited, to keep them coming in. Some of them are not necessarily blockbusters in terms of radically different designs. Some of them may just be a different color or a different camouflage pattern. But again, it's a little bit extra excitement on the retail floor and gives our distributor salespeople, who are largely on the phone, something to talk about when they dial up their retailers.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. I'll just ask one more and get back in line. How have you guys -- and you've had now, yes, maybe a little more than a year on the Ruger Custom Shop. How have those units and the demand, the interest, volume sell-through for the -- I think you had a 1911, you got a few products in the Ruger Custom Shop. How has that met your expectations?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, it's gone very well so far. I mean, as you would expect, it's relatively low volume compared to our standard production. But we've been very pleased with the products we've come out with. And we've taken a very, very, I'll say, slow and steady approach. We wanted to make sure we're delivering the right level of value and performance in those guns and not taking shortcuts as we try to gain traction with the custom shop. So so far, we're very pleased. We've got some great models out there, and we're excited about the other ones we have in the pipeline.

Operator

Our next question comes from James Kucher with -- a private investor.

Unidentified Shareholder

I've owned Ruger products, great products, great customer service. It is beyond the -- what the FBI background checks that are higher, and the stock is so all in price. And I just don't understand it that you can -- the EC9 carbine was great, your LCRs, your customer service is outstanding. And I was just wondering, are you planning on having more buybacks?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Jay. We appreciate your support. The -- our end users like you are the backbone of our company, and we sure appreciate your support over the years. When it comes to buybacks, we don't comment on specific plans related to our stock repurchases. But I can tell you that we had $87 million remaining on the repurchase authorization at the end of the third quarter. Our strategy really hasn't changed. As I said earlier, our primary focus is stewardship of the shareholders' assets. And when we believe the stock is significantly undervalued, that may be the time when we repurchase the shares.

As you may know, we do that through a vehicle called 10b5-1, which is kind of a structured trading plan, and that sometimes restricts our ability, to some extent, to jump in and out of the market quickly. So again, we like to maintain a structured approach to that. But that is something -- we still got $87 million remaining on the repurchase authorization. So that's one we'll stand by and see how things develop.

Operator

Our next question comes from Jafar Azmayesh with K&S LLC.

Jafar Azmayesh

A couple of questions for you. First one relates to just the general business philosophy that in an industry where people historically haven't seemed to understand working capital management and cash generation, Ruger has been an ace. And my question is has the worm turned? With the retailer bankruptcies, the distributor blowouts, is it the case that we're in a new normal that we don't have the negotiating leverage we used to have previously to keep managing working capital way we have and generate cash the way we have? What -- can you give me any commentary on that insight?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Actually, we think we're pretty well positioned with that environment. We look at the -- what's going on with the debt structure of some of our competitors, some of the retailers and then what's happened to some of the -- some of our distributors, and we think our capital policy and our position is going to help us as we navigate through those waters. So I think we're well positioned for it. We watch it very closely. We look at other options. As much as 2-step distribution works for Ruger, there are other options out there. We've looked at that. There are some other distribution options. But right now, we think the prudent choice for us is to stay the course. And we think we can manage through some of these headwinds that we're seeing out there in the marketplace.

Jafar Azmayesh

Okay. So things on customer payment terms and things like that, that you guys have been very, very disciplined on, you're of the mind that we're kind of in maybe a weird period, and that if you stay the course, the old days will come back?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I don't know if they'll come back as they once were. It's hard to predict the future, but we are very disciplined both with our distributors and how we run the business. Our distributors are all current. I think we're 99% current right now. We had credit insurance on the AcuSport and the United Sporting when they went out. So we maintained credit insurance and/or lines of credit -- letters of credit with each of our distributors. So again, that insulates us in some of those downturns. So I think we're managing it pretty well. We could be more aggressive. But right now, this seems to work for us. So we look at what's going on out there. We think we're probably well positioned, whether it's from managing through distribution issues or possibly looking at acquisitions and things of that nature that may make themselves available.

Jafar Azmayesh

Got it. On the acquisition front, is there anything from a legal standpoint that would keep you guys away from Remington? For instance, the class action litigation that was allowed to ride through in the prepack bankruptcy. Is there any legal concerns, nonbusiness concerns that would keep you out of that game?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

There might be, and that's why we have to look at each one of those options. And they might -- if and when that came to pass and that we're pretty rigorous in terms of our due diligence and we would leave no stone unturned, as they say, so that would be part of our decision process on how that deal -- a deal, something like that hypothetically, might be structured.

Jafar Azmayesh

Got it. And has there been any conversations internally about a DTC offering, a direct-to-consumer offering?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. We've not entertained that, that I can recall in recent history. So...

Jafar Azmayesh

Okay. And then lastly, on the share repurchase that you did, I know you can't talk a lot. But could you shed any light on why such a small amount? What the dynamics was behind this?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, like I mentioned before, I think, when James asked the question, the limitations of the 10b5-1, we put those planned trading documents in place early on. And then it's a long -- you have a waiting period, a long horizon, and then you wanted to execute. Sometimes it may not be as you would like to in the current moment, but you've already got it set up there 6 to 9 months out. And that's where we're somewhat limited by the execution of those plans.

Operator

(Operator Instructions) We've got a follow-up question from the line of Brian Rafn with Morgan Dempsey.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Chris, in your modern sporting rifles, how has the higher-end SR line held up in units and pricing versus some of the AR? It seems to be most of the discounting is down in that $500, $600, $700 AR guns. How has the high-end SR lines held up?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we've actually got the SR line on hiatus right now. We haven't built some -- built any of the SR-762s or SR-556s in some time. We have, however, in addition to our baseline AR-556, we've got several versions in that family of the -- like the MPR, the multipurpose rifle, that have done very well for us at a slightly higher price point but not at the same price points that the SR series were at.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Okay. Now do you maintain any inventory in the older SRs? Or is that something -- is that kind of 2013, '14 market was really the AR-15s and the 10s were -- went out so you could sell that. Is -- when you say hiatus, that isn't meaning discontinued like the shotgun line. Is that just something that's -- I mean, you still have the molds. You still have the -- the gun could be produced. Or is that something that's just discontinued?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. It's -- like I said, it's -- we're not building any right now. We still got the work-in-process. We still got parts. We still got the ability to make them. They would be made down in our Mayodan facility. It's just with the -- as that AR market has changed, we've changed our direction and capitalized on the lower price point, the AR-556 family.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Got you. Got you. You mentioned a little bit how much machinery in the third quarter that you guys -- did anything shift major between Prescott, Newport and Mayodan in machine tools or super cells?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, actually, we had machines moving all 3 directions. We were just out for our Board meeting in Prescott, and it's amazing the amount of equipment that has moved between the 3 facilities. We've got machines that have actually seen life in all 3 plants. As a super cell goes into existence, we're doing an inventory of a line that may be winding down or decreasing in capacity. And we're trying to make sure we harvest those machines smartly. And that's part of our capital strategy when we're looking at new product launches.

And then some machines are worn out and tired. You got to replace them. And other times, we need new machines for new capabilities. So we try to balance all that out, and that's where our CapEx -- for the last couple of years, we've been very effective as -- in terms of moving those machines between the facilities.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. But you still are buying, in some cases -- I think it was a $15 million budget this year. You are buying some new CNC machines as stuff wears out. You're not just going toast.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Absolutely. We've got CNC machines coming all the time. We've got -- we're looking at our GFM capacity to -- for barrel production. So we're absolutely looking at that. We just want to be fiscally prudent in terms of how we're spending the money, and a lot of that CapEx is still things like you also have some of things with maintenance. You have things that are fixtures, tools and gauges. So all those have to go along with your CapEx, in addition to just the machines.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. Got you. Anything -- you're still running, I'm guessing, too many furnaces or whatever, and anything on the main furnace, the main integrated one?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No, pretty stable at Pine Tree Castings right now. The 2 rollover furnaces are doing well and supplying most of our casting needs. We still have the main furnace in use primarily just to handle what we call the revert or the trees that are associated with the casting process but not really making many parts in the main -- using the main legacy foundry.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Just kind of a strategy question, Chris. Way back when Bill Ruger was around, there was a business in castings that -- they did the Callaway Golf club heads, and they did some, I don't know, bolting hammers, and they did stuff for like snowmobiles. And is there any interest in doing any outside casting? Or is it better just to focus on your core?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, those Callaway club heads, remember, those were titanium. And today, we're just making steel. But the biggest thing we've seen is so much of that casting business for nonfirearms parts moved offshore. The suppliers in China, despite the fact that we have the tariffs in place and things of that nature, that's where a lot of that -- the low-end casting business moved offshore. And so in our case, we found it doesn't make sense to chase it, at least at the present time. Always a possibility, but we do get requests to quote certain things, which we do. But our outside business is fairly minimal at this point.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. That's -- you guys at one time were running something on order of 85, 90 engineers. It sounds like that's pretty stable. When you look at -- and I'm going way back into the '90s. Ruger's kind of product development cycle from concept to production, prototyping was, at some cases, almost 4 years, 48 months. Where would you guys be kind of today? And I know it varies on different products than that. But -- or maybe what is your thought process and what you would see as maybe a good strategic for new product launches in time? Or is it just, so far, it's just all over the parts, depending on the different products?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, some products have more of an R&D component, and those always take longer. And so what we try to do is if it's got the R&D phase, we try to get that done and finished before we actually put it into one of our new product teams because once we hit the teams, we want to be able to execute. And so the teams typically involve manufacturing engineers from the shop floor as well as design engineers, purchasing folks, product managers and project managers. And all those folks, once they're out of the R&D wood, so to speak, they can execute pretty cleanly. But it's the R&D phase that sometimes can bog us down and keep us from getting out as quickly as we'd like.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Okay. And then the vertical integrating in parts manufacturer down in, what is it, Newark, Missouri or -- I'm trying to get at it. It's outside of...

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Earth City.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Earth City, yes. Are you utilizing that anymore or is that kind of stabilized? I mean, I'm just kind of looking for your ability to source kind of internal product content versus outsourcing it?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Good question. The best thing about RPM, Ruger Precision Metals, is with that acquisition and the integration into our company is our ability to cut lead times on new products. In terms of -- there's quite a few metal injection molding providers out there, and we still use a lot of outside suppliers. But having our own MIM house has proven to be very effective in terms of some of what we call lightning tools and our ability to really go out quickly and get prototype parts made, get the initial launch quantities built and get that ramped up far quicker than we used to when we were dealing just with outside folks.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. Got you. Let me ask you, the treasury repurchase question has been asked a lot. Ex the -- your just normal cash dividend policy, would you say that from a hierarchy standpoint, that treasury repurchases or that safety net is more of a Board priority than, say, a special cash dividend over and above the regular dividend?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. I think we just -- because of our cash position, the T-bills are really just a good place to park that money in a super safe category but not necessarily in lieu of either share repurchase or a special dividend.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Okay. Okay. And then just on -- I think you mentioned head count at about 1,600. Are you doing any hiring? I think you said hiring freezed. Does that also include one-off engineers in that? Or how hard is that hiring freeze?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, primarily on the direct labor front, but we've already -- we've been hiring all along in our Mayodan, North Carolina facility. And we recently started hiring back in the New Hampshire facility. And really, if we've got good engineering talent to either be replaced or recruited, that hasn't slowed down. We also did a full round of internships this summer with engineers, and that's been a very, very good recruiting ground for us to bring in new engineers into the Ruger family. So that all continued as it would in any other year.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. And then everyone's constantly query you on acquisitions and that, and I understand the background of that. But how important are some of the joint projects, the co-branding like you guys did Columbia River Knife and some of those -- are there -- it's a little more of a niche. I know they're not big needle movers in sales revenue. But how active or viable is that? Or are those just episodic one-offs?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think they're largely one-off. I mean that's the branding and licensing part of the business, and something like Columbia River or our friends at Umarex that do the air guns, Umarex, in particular, that can be a good feeder to us as far as getting somebody interested in the Ruger brand at a younger age. And so -- but again, those aren't really needle movers in terms of revenue.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. And then from a strategic standpoint, the last -- you had kind of a run in 2012, '13 with the AR-10s, AR-15s and then again in, I think, 2015, '16 with these, I would call them, palm guns, these smaller -- like the LCR, the pistol or revolver. Do you see any different transformational concepts that -- you don't even have to talk about them maybe. Do you see anything different that might bring some interest back into a new normalized market that's certainly off its peak from where it was in the past couple of years? I'm just talking from a kind of a design standpoint.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. We're looking at a variety of things, Brian. I would tell you the -- we've got, for example, the LCP I and LCP II continue to be very strong. The EC9s is a next generation of the LC9 family. So we've really done a good job, I think, of extending those products. We're looking at different versions that are out there, where the niches might be. And it's always a balancing act. Where is that niche? And what's the price point we have to be at? And that's one of those things like the Wrangler for us was dramatically different. It's a single-action revolver. We participate in that market at a fairly high price point, and it's very stable for us. But it's somewhat limited. It's the top of the pyramid in terms of single-action products, for the most part, whereas Wrangler really opened things up dramatically for us. Not a dramatically different design, by any means, but by being able to hit that different price point, it really opened things up for us and, frankly, got people more interested in the single-action family.

Operator

Our next question comes from Rob Schwartz with Cooper Creek.

Robert Schwartz Cooper Creek Partners Management LLC - Founder, CEO, Managing Member and Portfolio Manager

Congratulations on the forward orders here. Just given the sequential acceleration throughout the quarter and your forward units ordered up 52%, can you talk about sort of what's happened to the channel and how that acceleration resulted? And maybe how things went from September into October here?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, to be honest with you, we don't pay as much attention as maybe people think we do in terms of the orders. What we really watch is what's selling from our distributors, and they report that weekly to us. Every Monday, we get a download from our distributors on what they're selling into retail. And then we watch what their inventory is and our inventory. That's really how we've run the business. I mean, it sounds counterintuitive, but we really don't pay much attention to the orders. It's always a good sign. But sometimes, that's associated with a new product launch. So when you have a new product launch like the Pistol Caliber Carbine that we just put out there, you may have an influx of orders. So at the gross level, you may see that. You may see something like in the case of the Wrangler, which a relatively lower price point, you see a bunch of orders that come in. But the average selling price of that is lower than what you were seeing before. And so that biases down that sales prices of your units on order. And so sometimes those numbers are -- can be explained by one big product launch and what's in there for the backlog.

Robert Schwartz Cooper Creek Partners Management LLC - Founder, CEO, Managing Member and Portfolio Manager

Okay. And in terms of the acceleration throughout the quarter or less worse throughout the quarter, did that continue into October? Or did October see a large tick-up?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, that would really be a little forward-looking for us. We don't comment on the things that we haven't closed out in our financial documents. So I'd rather not talk about that. I would tell you that the fall hunting season remains in full swing and I think is solid. But again, it's a very cyclical market. We're seeing the puts and takes and the ups and downs and it's -- the seasonality that we saw came back with the fall hunting products. And I think as we go forward, it's going to be interesting to see as we get closer to the election cycle whether there's any impact.

Operator

Our next question comes from Peter Garrett, a private investor.

Unidentified Shareholder

I'd like to go back to the distributor bankruptcy issue. Three months ago, the distributor bankruptcy did significant damage to your quarterly numbers. And in your current quarterly release, you mentioned the same distributor bankruptcy by referring to "the market disruption caused by the liquidation of its inventory of Ruger products." My question is just a clarification on that bankruptcy, do you expect 3 months down the road you're going to be referring to that bankruptcy again in your quarterly statements? Or is that issue behind us? What I'm trying to do is just get a feel for the balance of headwinds between the soft demand in the marketplace and this distributor bankruptcy.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, again, Ruger is somewhat more susceptible to impacts on that because of our reliance on 2-step wholesalers exclusively. The inventory situation when they liquidate it is somewhat transitory. And that it's -- once it's dump, the inventory is gone. The price points linger on, but the long-term effect of losing a sizable distributor remains as you shake out and try to get -- you need to have new suppliers identified for retailers. That takes a little longer to happen. And then the other thing, like I mentioned, is once you pull that -- the capital being extended in the form of credit to the independent retailers, it's really incumbent on the other wholesalers to step up and extend, hopefully, a like amount of credit to recapture that business, both Ruger and otherwise. So that...

Unidentified Shareholder

Do you see that happening?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, right now, it's in process. I mean, the product is long since gone from Ellett Brothers' and Jerry's inventory. But again, it takes a while. I've been doing this 30 years, and it's always tough when a big customer goes out to have that demand moved around to all the places you expect it to be.

Unidentified Shareholder

And that's how you expect it will eventually work its way out. The distribution capability that was lost will spread out to the existing distribution network.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes.

Unidentified Shareholder

Eventually on its own?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. And -- well, on its own and with help from our sales force, the distributor. The other distributors are hungry for that business. They're actively chasing it. We just finished in October our meeting with all of our distributors at the National Association of Sporting Goods Wholesalers, and I can assure you they're all actively trying to chase that business and go after it. It's just not always as smooth as just as you might think it is. There's always a few speed bumps along the road as you get a retailer that maybe needs to establish a new credit reputation with a new distributor. And so sometimes not always as smooth as we'd like it to be.

Unidentified Shareholder

Okay. That's -- so it's not -- let me just try to summarize what I'm hearing. It's not the big headwind -- this bankruptcy is not the big headwind that it was 3 months ago, but we might still see bits and pieces of it hanging on for the next quarter or 2. Is that correct?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Certainly improving. With every week that goes by, it's certainly improving. And again, that's a -- the inventory is long gone. The price points have settled down, and it's just -- it's a disruption, but we're -- I think that situation is improving everyday.

Unidentified Shareholder

So it's just a soft marketplace that you're dealing with primarily right now, right?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think some soft marketplaces and certainly some struggles when we look at the seasonality, when we look at our strengths and we look at our competitors' discounting out there, part of it is a soft market, but I won't say -- again, I wouldn't get too hung up on that. Again, the discounting levels that I've seen from our competitors are extreme. And by maintaining that disciplined approach to capital management and our approach to receivables, we've never extended payment terms to any distributor or customer in my memory. Our competitors do that all the time. Our terms are 2%, [30] net [40]. That's it. If you don't pay, you're not getting shipped. That is an anomaly. Most of our competitors are very flexible in terms of offering extended payment terms. And when we don't, sometimes in the short term, that hurts us. And that's where we talk about taking the long-term view versus a short term.

Unidentified Shareholder

Right. Right. Okay. One other question. Revenues this quarter are down -- well, they're basically the same as they were the last quarter. They're down like 1%, $96 million versus $95 million. But diluted earnings are down approximately 23%, $0.35 per share versus $0.27 per share. Why are earnings so much lower in this quarter compared to last quarter?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the biggest change is our -- is we took our production down. And we took production down. And yes, our sales value of production decreased, and we also had some mix issues. But the biggest thing is we -- with running 3 factors, when we take down production to manage our inventories, that has a big impact on our profitability.

Operator

And that will conclude today's question-and-answer session. I'd like to turn the call back to Mr. Killoy for closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, thank you. I would like to thank our 1,600 employees for their hard work and dedication. And with Veterans Day on Monday, I want to thank all veterans, especially our many employees who served our country before joining the Ruger team, and those that continue to serve today in the National Guard and Reserve. Thank you for attending our conference call and for your continued interest in Ruger. I look forward to speaking with you at our year-end earnings call in February.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2019 Thomson Reuters. All Rights Reserved.